UNITED STATES SECURITIES
AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2005

CHEVY CHASE PREFERRED CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

                     Maryland                      001-12477             52-1998335
               (State or other jurisdiction       (Commission          (IRS Employer
                    of incorporation)              File Number)         Identification No.)

7501 Wisconsin Avenue
Bethesda, Maryland 20814
 (Address of principal executive office) (Zip Code)

(301) 987-2265
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)  Not applicable.

(b)  On February 24, 2005, R. Timothy Hanlon retired from his position as Director, Executive Vice President and General Counsel of
Chevy Chase Preferred Capital Corporation (the "Company").

(c)  Not applicable.

(d)  On February 24, 2005, the sole stockholder of the Company, Chevy Chase Bank, F.S.B. (the "Bank"), appointed Thomas H. McCormick to replace Mr. Hanlon as a director of the Company.  Mr. McCormick will also serve as Executive Vice President and General Counsel of the Company.  Mr. McCormick has not been appointed to serve on any committee of the Company's Board of Directors.

Mr. McCormick joined the Bank in February 2005.  He serves as Executive Vice President and General Counsel of the Bank.  Prior to
joining the Bank, Mr. McCormick was a senior partner with Shaw Pittman LLP, principal outside counsel to the Company and the Bank.
He also served as the former Chair of Shaw Pittman's Board of Directors and its Corporate and Securities Group.  Mr. McCormick is a
member of the American Bar Association and the National Association of Real Estate Investment Trusts.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                CHEVY CHASE PREFERRED CAPITAL CORPORATION

                                                By:      /s/ STEPHEN R. HALPIN, JR.
                                                         --------------------------------------------
                                                Name:    Stephen R. Halpin, Jr.
                                                Title:   Executive Vice President and Chief Financial Officer
                                                          (Principal Financial Officer)

Dated:  March 2, 2005